Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
  Slade’s Ferry Bancorp.
We have audited the accompanying consolidated balance sheets of Slade’s Ferry Bancorp. and subsidiary (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accoun ting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Slade’s Ferry Bancorp. and subsidiary as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Wolf & Company, P.C.
Boston, Massachusetts
March 23, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
  Slade’s Ferry Bancorp.
We have audited the accompanying consolidated statements of income, changes in stockholders’ equity and cash flows of Slade’s Ferry Bancorp. and subsidiary for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Slade’s Ferry Bancorp. and subsidiary for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ Shatswell, MacLeod & Company, P.C.
West Peabody, Massachusetts
January 13, 2005

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2006	2005
	(In thousands)
Assets

Cash and due from banks	$19,448	$17,232
Interest-bearing deposits with other banks	1,007	586
Federal funds sold	1,900	2,200

Cash and cash equivalents	22,355	20,018
Interest-bearing certificates of deposit with other banks	100	100
Securities available for sale	105,603	94,298
Securities held to maturity (fair value approximates $24,219 at December 31, 2006 and $28,858 at December 31, 2005)	24,623	29,306
Federal Home Loan Bank stock, at cost	6,856	6,304
Loans, net of allowance for loan losses of $4,385 at December 31, 2006 and $4,333 at December 31, 2005	422,370	409,610
Premises and equipment, net	5,587	5,917
Goodwill	2,173	2,173
Accrued interest receivable	2,311	2,298
Bank-owned life insurance	12,317	11,884
Deferred tax asset, net	2,039	2,089
Other assets	1,426	1,917

	$607,760	$585,914

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$79,101	$80,705
Interest-bearing	344,905	335,141

Total deposits	424,006	415,846
Short-term borrowings	—	7,000
Long-term borrowings	119,058	100,865
Subordinated debentures	10,310	10,310
Accrued expenses and other liabilities	3,141	3,038

Total liabilities	556,515	537,059
Commitments and contingencies (Notes 5, 11 and 12)
Stockholders’ equity:
Common stock, par value $0.01 per share; authorized 10,000,000 shares; issued and outstanding 4,102,242 shares in 2006 and 4,132,200 shares in 2005	41	41
Additional paid-in capital	31,444	31,014
Retained earnings	21,111	18,998
Accumulated other comprehensive loss	(464)	(1,198)
Unearned compensation	(887)	—

Total stockholders’ equity	51,245	48,855

	$607,760	$585,914

The accompanying notes are an integral part of these consolidated financial statements.

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Statements of Income

	Years Ended December 31,
	2006	2005	2004
	(In thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$27,263	$23,184	$20,263
Interest and dividends on securities:
Taxable	5,653	5,125	3,153
Tax-exempt	251	338	416
Interest on federal funds sold	196	247	185
Other interest	38	25	89

Total interest and dividend income	33,401	28,919	24,106

Interest expense:
Interest on deposits	9,524	6,084	4,982
Interest on Federal Home Loan Bank advances	4,986	4,274	2,594
Interest on subordinated debentures	828	637	370

Total interest expense	15,338	10,995	7,946

Net interest and dividend income	18,063	17,924	16,160
Provision for loan losses	39	167	376

Net interest income, after provision for loan losses	18,024	17,757	15,784

Noninterest income:
Service charges on deposit accounts	1,394	914	1,038
Gain (loss) on sales and calls of available-for-sale securities, net	(116)	29	(5)
Gain on sales of loans, net	—	49	196
Increase in cash surrender value of life insurance policies	433	468	432
Other income	1,036	860	844

Total noninterest income	2,747	2,320	2,505

Noninterest expense:
Salaries and employee benefits	8,087	8,063	7,640
Occupancy and equipment expense	1,950	1,680	1,345
Professional fees	1,414	1,360	1,040
Marketing expense	364	549	510
Data processing	847	303	207
Other expense	2,241	1,941	2,043

Total noninterest expense	14,903	13,896	12,785

Income before income taxes	5,868	6,181	5,504
Provision for income taxes	2,249	2,161	1,887

Net income	$3,619	$4,020	$3,617

Earnings per share:
Basic	$0.87	$0.98	$0.89

Diluted	$0.87	$0.97	$0.88

The accompanying notes are an integral part of these consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2006, 2005 and 2004

	Shares of		Additional		Accumulated Other
	Common	Common	Paid-in	Retained	Comprehensive	Unearned
	Stock	Stock	Capital	Earnings	Income (Loss)	Compensation	Total
			(In thousands, except per share data)
Balance, December 31, 2003	3,995,857	$40	$28,609	$14,300	$(412)	$—	$42,537
Comprehensive income:
Net income		—	—	3,617	—	—	3,617
Other comprehensive income		—	—	—	537	—	537

Total comprehensive income							4,154

Issuance of common stock	33,588	—	710	—	—	—	710
Stock options exercised	42,390	1	532	—	—	—	533
Tax benefit of stock options exercised		—	157	—	—	—	157
Common stock retired	(3,412)	—	(32)	—	—	—	(32)
Dividends declared ($.36 per share)		—	—	(1,458)	—	—	(1,458)

Balance at December 31, 2004	4,068,423	41	29,976	16,459	125	—	46,601
Comprehensive income:
Net income		—	—	4,020	—	—	4,020
Other comprehensive loss		—	—	—	(1,323)	—	(1,323)

Total comprehensive income							2,697

Issuance of common stock	33,777	—	627	—	—	—	627
Stock options exercised	30,000	—	316	—	—	—	316
Tax benefit of stock options exercised		—	95	—	—	—	95
Dividends declared ($.36 per share)		—	—	(1,481)	—	—	(1,481)

Balance at December 31, 2005	4,132,200	41	31,014	18,998	(1,198)	—	48,855
Comprehensive income:
Net income		—	—	3,619	—	—	3,619
Other comprehensive income		—	—	—	957	—	957

Total comprehensive income							4,576

Issuance of common stock	32,762	—	586	—	—	—	586
Stock options exercised	28,000	—	305	—	—	—	305
Tax benefit of stock options exercised		—	82	—	—	—	82
Stock-based compensation		—	235	—	—	—	235
Purchase of treasury stock	(42,443)	—	(778)	—	—	—	(778)
Unearned compensation	(48,277)	—	—	—	—	(887)	(887)
Dividends declared ($.36 per share)		—	—	(1,506)	—	—	(1,506)
Adjustment to initially apply FASB Statement No. 158, net of tax effect						(223)	(223)

Balance at December 31, 2006	4,102,242	$41	$31,444	$21,111	$(464)	$(887)	$51,245

The accompanying notes are an integral part of these consolidated financial statements.

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Cash flows from operating activities:
Net income	$3,619	$4,020	$3,617
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization, net of accretion of securities	129	294	247
(Gain) loss on sales and calls of available-for-sale securities, net	116	(29)	5
Amoritization of net deferred loan fees	(151)	(83)	(4)
Provision for loan losses	39	167	376
Deferred tax provision (benefit)	(373)	(195)	686
Depreciation and amortization	894	813	659
Gain on sale of loans, net	—	(49)	(196)
Increase in cash surrender value of life insurance	(433)	(468)	(432)
Stock-based compensation	235	—	—
Excess tax benefits from stock-based compensation	82	95	157
Net change in:
Other assets	114	477	(1,301)
Accrued interest receivable	(13)	(329)	(472)
Other liabilities	103	933	(105)

Net cash provided by operating activities	4,361	5,646	3,237

Cash flows from investing activities:
Decrease in interest-bearing time deposits with other banks	—	—	100
Activity in available-for-sale securities:
Purchases	(36,655)	(28,027)	(57,976)
Sales	17,021	2,590	1,646
Maturities, calls and pay-downs	9,690	12,837	19,536
Activity in held-to-maturity securities:
Purchases	—	—	(30,109)
Maturities, calls and pay-downs	4,611	8,253	3,586
Purchases of Federal Home Loan Bank stock	(552)	(1,654)	(1,626)
Investment in unconsolidated subsidiary	—	—	(310)
Loan originations, net of principal payments	(12,677)	(47,494)	(39,528)
Recoveries of loans previously charged off	29	65	96
Capital expenditures	(589)	(1,221)	(886)
Proceeds from sale of property and equipment	—	13	—
Proceeds from sale of investment real estate	—	653	—
Proceeds from sales of loans	25	49	8,487
Investment in life insurance policies	—	—	(135)
Redemption of life insurance policy	—	132	—
Investment in limited partnership	—	—	(119)

Net cash used in investing activities	(19,097)	(53,804)	(97,238)

(continued)
The accompanying notes are an integral part of these consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Cash flows from financing activities:
Net (decrease) increase in noninterest-bearing deposits	(1,604)	473	6,979
Net increase in interest-bearing deposits	9,764	15,468	59,780
Short-term advances from Federal Home Loan Bank	—	15,500	—
Long-term advances from Federal Home Loan Bank	43,000	29,500	35,476
Payments on Federal Home Loan Bank short-term advances	(7,000)	(8,500)	(4,300)
Payments on Federal Home Loan Bank long-term advances	(24,807)	(18,921)	(1,364)
Proceeds from issuance of common stock	586	627	710
Stock options exercised	305	316	533
Retirement of shares of common stock	—	—	(32)
Proceeds from issuance of subordinated debentures	—	—	10,160
Purchase of treasury stock	(778)	—	—
Unearned compensation	(887)	—	—
Dividends paid on common stock	(1,506)	(1,481)	(1,453)

Net cash provided by financing activities	17,073	32,982	106,489

Net increase (decrease) in cash and cash equivalents	2,337	(15,176)	12,488
Cash and cash equivalents at beginning of year	20,018	35,194	22,706

Cash and cash equivalents at end of year	$22,355	$20,018	$35,194

Supplemental disclosures:
Interest paid	$15,355	$10,576	$7,804
Income taxes paid, net	$2,406	$1,749	$1,106
The accompanying notes are an integral part of these consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Slade’s Ferry Bancorp. (the “Company”), its wholly-owned subsidiary, Slade’s Ferry Trust Company (the “Bank”) and the Bank’s wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company accounts for its other wholly-owned subsidiary, Slade’s Ferry Statutory Trust I, using the equity method. (See Note 9.)

Nature of Operations

The Company is a Massachusetts company that was organized in 1990 to become the holding company of the Bank. The Bank is a state-chartered bank, which was incorporated in 1959 and is headquartered in Somerset, Massachusetts. The Bank operates its business from nine banking offices located in southeastern Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in commercial and residential real estate, commercial, consumer and small business loans.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and other-than-temporary impairment losses.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located within southeastern Massachusetts and Rhode Island. Note 3 discusses the types of securities that the Company invests in and Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits with other banks and federal funds sold, all of which mature within ninety days.

Interest-bearing Certificates of Deposit with other Banks

Interest-bearing certificates of deposit with other banks mature within one year and are carried at cost.

Reclassification

Certain amounts in the 2005 and 2004 consolidated financial statements have been reclassified to conform to the 2006 presentation.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of income tax effects.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary-impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout southeastern Massachusetts and Rhode Island. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Other personal loans are typically charged off no later than when they are 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful. All interest accrued but not collected for loans that are placed on nonacccrual status or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that generally have been identified as impaired. For such loans an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers all other loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective rate, or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. The Company does not separately identify consumer loans for impairment disclosures. Prior to 2005, the Company did not separately identify residential loans for impairment disclosures.

Bank-owned Life Insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value. Changes in cash surrender value are reflected in non-interest income on the consolidated statement of income.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Goodwill
Goodwill is evaluated for impairment on an annual basis using the consolidated Company as the reporting unit for measurement purposes. No impairment has been recognized to date.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.
Advertising Costs
Advertising costs are expensed as incurred.
Retirement Plan
The compensation cost of an employee’s pension benefit is recognized on the projected unit credit method over the employee’s approximate service period. The unit credit cost method is utilized for funding purposes. In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), which requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan, (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, (c) recognize, through other comprehensive income, net of tax, changes in the funded status of the benefit plan that are not recognized as net periodic benefit cost, and (d) disclose additional information about certain effects on net periodic benefit cost for the next fiscal year that relate to the delayed recognition of certain benefit cost elements. The requirement to recognize the funded status of a benefit plan and provide additional disclosures is effective as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end is effective for the year ending December 31, 2008.
The following table illustrates the incremental effect of applying SFAS 158 on individual line items in the consolidated balance sheet as of December 31, 2006.

	Before		After
	Application		Application
	of SFAS 158	Adjustments	of SFAS 158
	(In thousands)
Prepaid pension benefit	$607	$(377)	$230
Net deferred tax asset	1,885	154	2,039
Total assets	607,983	(223)	607,760
Accumulated other comprehensive loss	(241)	(223)	(464)
Total stockholders’ equity	51,468	(223)	51,245

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock Compensation Plans
In December 2004, the FASB issued Statement No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)” or the “Statement”) which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) is a replacement of SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related interpretive guidance. The Statement requires the Company to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. SFAS 123(R) permits the use of any option-pricing model that meets the fair value objective in the Statement.
The Company adopted SFAS 123(R) effective January 1, 2006, using the “modified prospective” method. Under this transition method, compensation costs include costs recognized for the non-vested portion of awards that were granted prior to January 1, 2006, based on the grant-date fair value of those awards under the original provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Effective January 1, 2006 the Company is recognizing the cost of option grants on a straight line basis over the vesting period. As a result of implementing the provisions of SFAS 123(R), the Company recognized stock-based compensation expense of $235,000 ($184,000 net of tax effects) for the year ended December 31, 2006. The recognition of stock-based compensation expense resulted in a $0.04 decrease in basic and diluted earnings per share for the year ended December 31, 2006. Prior to January 1, 2006, stock compensation cost was measured using the intrinsic value-based method of accounting in accordance with APB Opinion No. 25, which, for the Company, resulted in no compensation expense to be recognized.
The following table illustrates the effect on the Company’s reported net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation prior to the adoption of SFAS 123R:

	Years Ended December 31,
	2005	2004
	(In thousands, except per share data)
Net income, as reported	$4,020	$3,617
Additional expense had the Company adopted SFAS No. 123	(168)	(233)
Related tax benefit	69	80

Pro forma net income	$3,921	$3,464

Earnings per share (basic):
As reported	$0.98	$0.89
Pro forma	$0.95	$0.86
Earnings per share (diluted):
As reported	$0.97	$0.88
Pro forma	$0.95	$0.85

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Unearned Compensation
In May 2006, the Company’s Board of Directors authorized the purchase of 50,000 shares of common stock to be held in trust for future restricted stock awards under the 2004 Equity Incentive Plan. At December 31, 2006, $887,000 is reflected on the consolidated balance sheet as unearned compensation which reduces stockholder’s equity. This amount represents the cost of 48,277 shares that have been acquired by the trust. No shares have been awarded to date. Accordingly, no shares held by the trust are deemed outstanding for earnings per share calculations. In January 2007, the Board of Directors authorized the purchase of an additional 25,000 shares to be held in the trust for future restricted stock awards.
Income Taxes
Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.
Earnings Per Common Share
Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method. Earnings per common share have been computed based on the following:

	Years Ended December 31,
	2006	2005	2004
	(Dollars in thousands)
Net income	$3,619	$4,020	$3,617

Average number of common shares outstanding	4,146	4,111	4,046
Effect of dilutive options	15	27	49

Average number of common shares outstanding used to calculate diluted earnings per common share	4,161	4,138	4,095

Earnings per share:
Basic	$0.87	$0.98	$0.89

Diluted	$0.87	$0.97	$0.88

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and certain pension liability adjustments, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.
The components of other comprehensive income (loss) and related tax effects are as follows:

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Unrealized gains (losses) on securities available for sale	$1,418	$(2,104)	$122
Reclassification adjustment for losses (gains) realized in income	116	(29)	5

Net unrealized gains (losses)	1,534	(2,133)	127
Tax effect	(577)	810	7

Net-of-tax amount	957	(1,323)	134

Minimum pension liability adjustment	—	—	682
Tax effect	—	—	(279)

Net-of-tax amount	—	—	403

Adjustment to initially apply SFAS No. 158	(377)	—	—
Tax effect	154	—	—

Net-of-tax amount	(223)	—	—

	$734	$(1,323)	$537

The components of accumulated other comprehensive income (loss), included in stockholders’ equity, are as follows:

	December 31,
	2006	2005
	(In thousands)
Net unrealized losses on securities available for sale	$(380)	$(1,914)
Tax effect	139	716

Net-of-tax amount	(241)	(1,198)

Unrecognized net actuarial loss pertaining to defined benefit plan	(377)	—
Tax effect	154	—

Net-of-tax amount	(223)	—

	$(464)	$(1,198)

Of the total actuarial loss included in accumulated other comprehensive income at December 31, 2006, $19,000 is expected to be recognized as a component of net periodic pension cost for the year ending December 31, 2007.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)
Recent Accounting Pronouncements
In July 2006, the FASB issued Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. Management is currently evaluating the impact on the Company’s consolidated financial statements. In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement is effective for the Company on January 1, 2008 and is not expected to have a material impact on the Company’s consolidated financial statements.
On February 15, 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”, which provides companies with an option to report selected financial assets and liabilities at fair value. Statement No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for the company’s 2008 calendar year with early adoption in 2007 permitted, and is not expected to have a material impact on the Company’s consolidated financial statements.
In September 2006, the FASB ratified EITF 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” which addresses accounting for split-dollar life insurance arrangements whereby the employer purchases a policy to insure the life of an employee or a director, and separately enters into an agreement to split the policy benefits between the employer and the employee/director. This EITF states that an obligation arises as a result of a substantive agreement with an employee or director to provide future postretirement benefits. Under EITF 06-4, the obligation is not settled upon entering into an insurance arrangement. Since the obligation is not settled, a liability should be recognized in accordance with applicable authoritative guidance. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Company is in the process of evaluating the potential impacts of adopting EITF 06-4 on its consolidated financial statements.
In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a potential current year misstatement. Prior to SAB 108, companies might evaluate the materiality of financial-statement misstatements using either the income statement or balance sheet approach, with the income statement approach focusing on new misstatements added in the current year, and the balance sheet approach focusing on the cumulative amount of misstatement present in a company’s balance sheet. Misstatements that would be material under one approach could be viewed as immaterial under another approach, and not be corrected. SAB 108 now requires that companies view financial statement misstatements as material if they are material according to either the income statement or balance sheet approach. SAB 108 is applicable to all financial statements issued by the Company for the year ended December 31, 2006.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
2.	RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2006 and 2005, these reserve balances amounted to $3,799,000 and $3,920,000, respectively.

3.	SECURITIES

The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(In thousands)
Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$34,462	$—	$505	$33,957
Corporate	9,221	—	141	9,080
Mortgage-backed	57,946	514	480	57,980

Total debt securities	101,629	514	1,126	101,017

Marketable equity securities	3,139	302	52	3,389
Mutual funds	1,215	—	18	1,197

Total securities available for sale	$105,983	$816	$1,196	$105,603

Securities Held to Maturity

State and municipal obligations	$5,001	$79	$11	$5,069
Mortgage-backed securities	19,622	—	472	19,150

	$24,623	$79	$483	$24,219

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Continued)

	December 31, 2005
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
		(In thousands)
Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$50,443	$—	$862	$49,581
Corporate	9,564	5	555	9,014
Mortgage-backed	31,574	75	417	31,232

Total debt securities	91,581	80	1,834	89,827

Marketable equity securities	3,426	116	271	3,271
Mutual funds	1,205	—	5	1,200

Total securities available for sale	$96,212	$196	$2,110	$94,298

Securities Held to Maturity

State and municipal obligations	$6,766	$138	$12	$6,892
Mortgage-backed securities	22,540	—	574	21,966

	$29,306	$138	$586	$28,858

At December 31, 2006 and 2005, obligations of government-sponsored enterprises with a carrying value of $3,860,000, were pledged to secure public deposits and for other purposes required or permitted by law. Also, obligations of government-sponsored enterprises and mortgage-backed securities,with a carrying value of $44,835,000 and $54,464,000 were pledged to secure Federal Home Loan Bank advances at December 31, 2006 and 2005, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Continued)
The amortized cost and fair value of debt securities by contractual maturity at December 31, 2006 follows:

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
		(In thousands)
Within 1 year	$12,000	$11,890	$1,611	$1,612
After 1 year through 5 years	31,683	31,147	1,446	1,462
After 5 years through 10 years	—	—	1,223	1,241
Over 10 years	—	—	721	754

	43,683	43,037	5,001	5,069

Mortgage-backed securities	57,946	57,980	19,622	19,150

	$101,629	$101,017	$24,623	$24,219

For the years ended December 31, 2006, 2005 and 2004, proceeds from sales of securities available for sale amounted to $17,021,000, $2,590,000, and $1,646,000, respectively. Gross realized gains amounted to $269,000, $244,000 and $176,000, respectively. Gross realized losses amounted to $385,000, $215,000 and $65,000, respectively. The tax provision (benefit) applicable to these net realized gains and losses amounted to $(46,000), $10,000 and $39,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Continued)
Information pertaining to securities with gross unrealized losses at December 31, 2006 and 2005, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
	(In thousands)
December 31, 2006:

Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$19	$2,481	$486	$31,476
Corporate debt securities	13	2,025	128	7,053
Mortgage-backed securities	8	1,675	472	19,580

	40	6,181	1,086	58,109
Marketable equity securities	49	657	3	335
Mutual funds	18	1,197	—	—

	$107	$8,035	$1,089	$58,444

Securities Held to Maturity
State and municipal obligations	$—	$—	$11	$783
Mortgage—backed securities	—	—	472	19,150

	$—	$—	$483	$19,933

December 31, 2005:

Securities available for sale
Debt securities:
Government-sponsored enterprises	$284	$24,170	$578	$25,411
Corporate debt securities	319	5,868	236	1,812
Mortgage-backed securities	313	20,913	104	4,063

	916	50,951	918	31,286
Marketable equity securities	61	650	210	1,134
Mutual funds	5	1,200	—	—

	$982	$52,801	$1,128	$32,420

Securities Held to Maturity
State and municipal obligations	$12	$783	$—	$—
Mortgage-backed securities	472	16,542	102	5,424

	$484	$17,325	$102	$5,424

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Concluded)
Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.
At December 31, 2006, debt securities available for sale with unrealized losses for a period greater than twelve months had aggregate depreciation of 1.8% from the Company’s cost basis. No single security has depreciated more than 4.0% from the Company’s cost basis. Unrealized losses on corporate bonds include $108,000 relating to the finance corporations of three automotive companies with an amortized cost of $5.1 million that have been affected by the weaker operating results in the automotive industry. These bonds have maturity dates ranging from October 1, 2008 to September 1, 2009. The Company has reviewed the financial condition of these issuers and has determined that none of the declines are other than temporary.
At December 31, 2006, debt securities available for sale with unrealized losses for a period of less than twelve months had aggregate depreciation of less than 1% of the Company’s cost basis, with unrealized depreciation for any single debt security not exceeding 1.0% of the Company’s cost basis. The Company has determined that these temporary losses relate primarily to the increase in market interest rates over the past few years and the effect on market price for debt securities. The Company has the intent and ability to hold all of its debt securities until maturity, or for the foreseeable future if available for sale, and no declines are deemed to be other than temporary.
At December 31, 2006, debt securities held to maturity with unrealized losses for a period greater than twelve months had aggregate depreciation of 2.4% of the company’s cost basis, with unrealized depreciation for any single debt security not exceeding 4% of the Company’s cost basis. Similar to the available-for-sale portfolio, the Company has determined that these temporary losses relate primarily to the increase in market interest rates and the corresponding effect on the market price for debt securities.
At December 31, 2006, there were no marketable equity securities that had unrealized losses with aggregate depreciation of 30% from the Company’s cost basis, which is management’s guideline for evaluating other-than-temporary impairment. Evaluation will also occur at an earlier stage if conditions warrant. Equity securities are reviewed for impairment by examining several factors, such as financial condition and near-term prospects of the issuer, credit deterioration of the issuer, rating downgrades, business segment dynamics, extent to which the market value is less than cost, length of time held, and buy/hold/sell recommendations of investment advisors or market analyst. At December 31, 2006, no unrealized losses were deemed to be other than temporary.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
4.	LOANS

A summary of the balances of loans follows:

	December 31,
	2006	2005
	(In thousands)
Real estate mortgage loans:
Multi-family and commercial	$209,172	$213,815
Residential	132,381	120,345
Construction	20,988	21,490
Home equity lines of credit	13,917	17,915
Commercial	47,736	38,111
Consumer	2,766	2,623

Total loans	426,960	414,299
Less: Allowance for loan losses	(4,385)	(4,333)
Net deferred loan fees	(205)	(356)

Loans, net	$422,370	$409,610

An analysis of the allowance for loan losses follows:

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Balance at beginning of year	$4,333	$4,101	$4,154
Provision for loan losses	39	167	376
Loans charged-off	(16)	—	(525)
Recoveries of loans previously charged-off	29	65	96

Balance at end of year	$4,385	$4,333	$4,101

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
LOANS (Concluded)
The following is a summary of information pertaining to impaired and non-accrual loans:

	December 31,
	2006	2005
	(In thousands)
Impaired loans without a valuation allowance	$341	$49
Impaired loans with a valuation allowance	—	906

Total impaired loans	$341	$955

Valuation allowance related to impaired loans	$—	$87

Total non-accrual loans	$600	$906

Total loans past-due ninety days or more and still accruing	—	—

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Average investment in impaired loans	$298	$485	$933

Interest income recognized on impaired loans	$43	$26	$111

Interest income recognized on a cash basis on impaired loans	$43	$26	$17

No additional funds are committed to be advanced in connection with impaired loans.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
5.	PREMISES AND EQUIPMENT
A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	December 31,
			Estimated
	2006	2005	Useful Lives
	(In thousands)
Premises:
Land	$1,600	$1,600	—
Buildings	6,508	6,407	39 years
Leasehold improvements	436	436	4 - 24 years
Furniture and equipment	5,212	4,812	3 - 5 years
Assets in process	54	—	—

	13,810	13,255
Accumulated depreciation and amortization	(8,223)	(7,338)

	$5,587	$5,917

Depreciation and amortization expense for the years ended December 31, 2006, 2005 and 2004 amounted to $894,000, $813,000 and $659,000, respectively.
The Company has embarked on a multi-year project to upgrade, modernize and present a common design theme at all of its retail locations. As part of this project, the Company has signed agreements to remodel three of its facilities — Somerset, New Bedford, and North Somerset, Massachusetts. At December 31, 2006, commitments related to these agreements aggregated $1,649,000.
Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2006, pertaining to premises and equipment, future minimum rent commitments under various operating leases are as follows:

Year Ending
December 31,	Amount
(In thousands)
2007	$97
2008	83
2009	83
2010	87
2011	84
Thereafter	759

$1,193

Certain leases contain provisions for escalation of minimum lease payments contingent upon increases in real estate taxes and percentage increases in the consumer price index. In addition, the leases contain options to extend for periods from five to ten years. The cost of such rental extensions is included above. Total rent expense for the years ended December 31, 2006, 2005 and 2004 amounted to $103,000, $127,000 and $85,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
6.	DEPOSITS
A summary of deposits by type is as follows:

	December 31,
	2006	2005
	(In thousands)
Demand deposits	$79,101	$80,705
NOW	55,071	55,493
Regular and other savings	77,189	87,146
Money market deposits	24,021	29,835

Total non-certificate accounts	235,382	253,179

Term certificates less than $100,000	121,730	116,861
Term certificates of $100,000 or more	66,894	45,806

Total certificate accounts	188,624	162,667

Total deposits	$424,006	$415,846

At December 31, 2006 and 2005, the scheduled maturities of time deposits are as follows:

	2006		2005
		Weighted		Weighted
Maturing In	Amount	Average Rate	Amount	Average Rate
	(In thousands)		(In thousands)
2006	$—	—	$135,606	3.2%
2007	180,284	4.3%	22,182	3.8
2008	3,704	3.1	2,341	3.4
2009	2,858	3.4	1,372	3.5
2010	850	4.0	1,166	4.0
2011	928	5.7	—	—

	$188,624	4.3%	$162,667	3.3%

7.	SHORT-TERM BORROWINGS
Short-term borrowings consist of Federal Home Loan Bank of Boston (“FHLB”) advances amounting to $7,000,000 at December 31, 2005, with an original maturity of less than one year at a weighted average rate of 4.07%. There were no short-term borrowings at December 31, 2006. The Bank also has an available line of credit in the amount of $500,000 with the FHLB at an interest rate that adjusts daily. Borrowings under the line are limited to 2% of the Bank’s total assets. All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property and 90% of the market value of obligations of government-sponsored enterprises.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
8.	LONG-TERM BORROWINGS
Long-term borrowings at December 31, 2006 and 2005 consist of the following FHLB advances:

	Amount		Weighted Average Rate
	2006	2005	2006	2005
	(In thousands)
Fixed-rate advances maturing:

2006	$—	8,000	—	2.7%
2007	27,000	27,000	3.4%	3.4
2008	14,500	14,500	3.8	3.8
2009	10,000	21,000	4.2	3.2
2010	7,000	7,000	4.5	4.5
Thereafter*	6,430	6,430	5.2	5.2

	64,930	83,930	3.9	3.6

Floating-rate advances maturing:

2008**	10,000	—	5.3	—
2009**	30,000	—	5.3	—

	40,000	—	5.3	—

Fixed-rate amortizing advances maturing:

2008	639	739	6.0	6.0
2011	13,489	16,196	6.7	6.8

	14,128	16,935	6.7	6.7

Total FHLB advances	$119,058	$100,865	4.7%	4.1%

*	Includes $3,000,000 maturing in 2015 and callable hereafter. ** Advances reprice every 28 days and are redeemable at the option of the Company at each repricing date.
See Note 7 for collateral securing all FHLB borrowings.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
9.	SUBORDINATED DEBENTURES
On March 17, 2004, Slade’s Ferry Statutory Trust I (the “Trust”) , a Connecticut Statutory trust formed by the Company, completed the sale of $10,000,000 of floating rate trust preferred securities (liquidation amount of $1,000 per security) in a private placement as part of a pooled trust preferred securities transaction. The Trust also issued common securities in the amount of $310,000 to the Company and used the net proceeds from the preferred and common securities to purchase subordinated debentures of the Company. The subordinated debentures are the sole assets of the Trust. The Company contributed $10,000,000 of the proceeds from the sale of the subordinated debentures to the Bank as Tier I Capital to support the Bank’s growth. Total expenses associated with the offering approximating $150,000 are included in other assets and are being amortized on a straight-line basis over the life of the subordinated debentures.
The subordinated debentures and the trust preferred securities accrue and pay distributions quarterly at a floating rate of 3-Month LIBOR plus 2.79%. At December 31, 2006 and 2005, this rate was 8.18% and 7.29%, respectively. The Company has the option to defer interest payments on the subordinated debentures for up to five years and, accordingly, the trust may defer dividend distributions for up to five years. The Company has fully and unconditionally guaranteed all of the obligations of the Trust, including the semi-annual distributions and payments on liquidation or redemption of the trust preferred securities. The Company has the right to redeem the subordinated debentures, in whole or in part, on or after March 17, 2009 at par value, plus any accrued but unpaid interest to the redemption date. Redemption may occur prior to March 17, 2009 under certain conditions, at a premium to par value. The trust preferred securities are mandatorily redeemable upon the maturing of the subordinated debentures on March 17, 2034, or upon earlier redemption of the subordinated debentures.
10.	INCOME TAXES
Allocation of federal and state income taxes between current and deferred portions is as follows:

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Current tax provision
Federal	$1,998	$1,854	$878
State	624	502	323

	2,622	2,356	1,201

Deferred tax provision (benefit):
Federal	(296)	(153)	540
State	(77)	(42)	161
Change in the valuation allowance for deferred tax assets	—	—	(15)

	(373)	(195)	686

Total provision for income taxes	$2,249	$2,161	$1,887

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
INCOME TAXES (Concluded)
The reasons for the differences between the statutory federal income tax rate and effective tax rates are summarized as follows:

	Years Ended December 31,
	2006	2005	2004
Statutory federal tax rate	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
Tax-exempt income	(1.6)	(1.7)	(2.5)
Dividends received deduction	(0.4)	(0.4)	(0.4)
State tax, net of federal tax benefit	6.2	4.9	5.8
Officers’ life insurance	(2.5)	(2.4)	(2.7)
Employee benefit and stock-based compensation plans	0.5	—	—
Change in valuation allowance	—	—	(0.3)
Other, net	2.1	0.6	0.4

Effective tax rate	38.3%	35.0%	34.3%

The components of the net deferred tax asset are as follows:

	December 31,
	2006	2005
	(In thousands)
Deferred tax assets:
Allowance for loan losses	$1,635	$1,568
Deferred loan fees	84	118
Interest on non-performing loans	45	48
Accrued employee benefits	35	117
Deferred compensation	104	145
Employee benefit and stock-based compensation plans	202	—
Write-down of securities	19	18
Minimum pension liability	154	—
Net unrealized holding loss on available for sale securities	139	716

	2,417	2,730

Deferred tax liabilities:
Accelerated depreciation	(128)	(283)
Prepaid pension contribution	(249)	(356)
Discount Accretion	(1)	(2)

	(378)	(641)

Net deferred tax asset	$2,039	$2,089

Deferred tax assets as of December 31, 2006 and 2005 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred taxes will be realized.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
11.	OFF-BALANCE SHEET ACTIVITIES
The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.
At December 31, 2006 and 2005, the following financial instruments were outstanding for which the contract amounts represent credit risk:

	Contract Amount
	2006	2005
	(In thousands)
Commitments to grant loans	$8,379	$6,375
Unfunded commitments under lines of credit	24,402	25,041
Unfunded commitments under construction loans	12,444	14,863
Equity lines of credit	16,927	17,711
Standby letters of credit	3,423	3,188
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer. Unfunded commitments under commercial lines-of-credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.
Standby letters-of-credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters-of-credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments, and at December 31, 2006 and 2005 such collateral amounted to $3,406,000 and $3,128,000, respectively. Guarantees that are not derivative contracts have been recorded on the Company’s consolidated balance sheet at their fair value at inception. The Company considers standby letters of credit to be guarantees, and the amount of the recorded liability related to such guarantees at December 31, 2006 and 2005 was $18,000, and $65,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
12.	LEGAL CONTINGENCIES

Various claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.
13.	MINIMUM REGULATORY CAPITAL REQUIREMENTS
The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.
Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006 and 2005, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
MINIMUM REGULATORY CAPITAL REQUIREMENTS (Concluded)
As of December 31, 2006, the most recent notification from the Federal Deposit Insurance Company categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2006 and 2005 are also presented in the table.

					To Be Well Capitalized
					Under Prompt Corrective
	Actual		Minimum Capital Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
As of December 31, 2006:
Total Capital to Risk Weighted Assets:
Consolidated	$64,343	15.25%	$33,755	8.0%	N/A	N/A
Bank	57,485	13.67	33,654	8.0	$42,067	10.0%

Tier 1 Capital to Risk Weighted Assets:
Consolidated	59,846	14.18	16,878	4.0	N/A	N/A
Bank	52,988	12.60	16,827	4.0	25,240	6.0

Tier 1 Capital to Average Assets:
Consolidated	59,846	9.90	24,184	4.0	N/A	N/A
Bank	52,988	8.78	24,133	4.0	30,166	5.0

As of December 31, 2005:
Total Capital to Risk Weighted Assets:
Consolidated	$62,240	15.72%	$31,668	8.0%	N/A	N/A
Bank	53,555	13.58	31,540	8.0	$39,425	10.0%

Tier 1 Capital to Risk Weighted Assets:
Consolidated	58,014	14.66	15,834	4.0	N/A	N/A
Bank	49,329	12.51	15,770	4.0	23,655	6.0

Tier 1 Capital to Average Assets:
Consolidated	58,014	10.07	23,038	4.0	N/A	N/A
Bank	49,329	8.56	23,038	4.0	28,797	5.0

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
14.	EMPLOYEE BENEFIT PLANS

Pension Plan

The Company has a defined benefit plan that up to January 1, 1998 covered substantially all of its full time employees who met certain eligibility requirements. On January 1, 1998, the Bank suspended the plan so that employees no longer earn additional defined benefits for future service. The benefits paid are based on 1.5% of total salary plus .5% of compensation in excess of the integration level per year of service. The integration level was the first $750 of monthly compensation. The accrued benefit is based on years of service. Information pertaining to the activity in the plan is as follows:

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$1,287	$1,663	$1,747
Interest cost	61	86	105
Actuarial loss	63	148	74
Settlements	(535)	(610)	(263)
Benefits paid	(1)	—	—

Benefit obligation at end of year	875	1,287	1,663

Change in plan assets:
Fair value of plan assets at beginning of year	1,573	2,094	622
Actual return on plan assets	129	89	25
Employer contribution	—	—	1,710
Benefits paid	(1)	—	—
Settlements	(535)	(610)	(263)
Administrative expense	(61)	—	—

Fair value of plan assets at end of year	1,105	1,573	2,094

Funded status	230	286	431
Unrecognized net actuarial loss	—	583	687

Prepaid pension cost recognized on balance sheet	$230	$869	$1,118

The assumptions used to determine the benefit obligation are as follows:

	December 31,
	2006	2005
Discount rate	6.00%	5.75%
Lump sum interest rate	5.25	—

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Continued)
Pension Plan (Continued)
The components of net periodic pension cost are as follows:

	Years Ended December 31,
	2006	2005	2004
		(In thousands)
Interest cost	$61	$86	$105
Expected return on assets	(106)	(148)	(107)
Settlements	280	276	109
Recognized net actuarial loss	26	35	42

	$261	$249	$149

The assumptions used to determine net periodic pension cost are as follows:

	Years Ended December 31,
	2006	2005	2004
Discount rate	5.75%	6.25%	6.25%
Expected long term rate of return on plan assets	8.00	8.00	8.00
Lump sum interest rate	5.25	—	—
The expected long-term rate of return on plan assets reflects management’s expectations of long-term average rates of returns on funds invested to provide benefits included in the projected benefit obligations. The expected rate of return is based on the outlook for inflation, fixed income returns, and equity returns, which in turn is based upon historical returns and asset allocation. Applying the actual allocation percentages to the anticipated rate of return results in an overall rate of compensation assumption of 8.00%.
The Company’s pension plan weighted average asset allocations are as follows:

	Percentage of Plan Assets
	at December 31,
	2006	2005
Asset Category
Equity securities	65.50%	65.50%
Debt securities	33.80	32.70
Money market funds	0.70	1.80

Total	100.00%	100.00%

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Continued)
Pension Plan (Concluded)
Equity securities do not include any of the Company’s common stock at December 31, 2006 and 2005, respectively.
The investment portfolio serves as the primary source of earnings for the defined benefit pension plan and provides the plan with a source of liquidity. As funds are available to invest, the Company obtains the recommendation from investment advisors regarding the best and most suitable type of security to purchase. Debt securities are purchased with the ability and intent to hold the security to its stated maturity, or in the case of equity securities, viewed as a long-term hold. Securities may be sold from time to time prior to maturity should liquidity requirements necessitate the sale.
No contribution is expected for the plan year beginning January 1, 2007. Estimated future benefit payments are as follows:

Years Ending December 31,	Amount
(In thousands)
2007	$121
2008	16
2009	12
2010	11
2011	11
2012 - 2016	362
401(k) Plan
The Company has a 401(k) Plan whereby substantially all employees who attain the age of 21 and complete three months of service are eligible to participate in the Plan. Employees may contribute up to 100 percent of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions equal to 3 percent of the first 6 percent of an employee’s compensation contributed to the Plan. Matching contributions vest to the employee after a one-year period. For the years ended December 31, 2006, 2005 and 2004, expense attributable to the Plan amounted to $104,000, $97,000 and $104,000, respectively. Employees who attain age 21 and complete one year of service (1,000 hours) are also eligible to receive profit sharing contributions under the 401(k) plan. The Company contributes amounts at the Company’s discretion. Costs recognized by the Company for profit-sharing amounted to $85,000, $114,000 and $101,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Concluded)
Employment and Change of Control Agreements
The Company has entered into an Employment Agreement with the President of the Company and two additional executive officers. Under the agreements, the President and executive officers are entitled to severance benefits upon a change-in-control as defined in the agreements. The severance benefits include, among other things, the value of the cash compensation, value of employer contributions to employer-provided benefit plans and continued fringe benefits that the President would have received had she worked an additional three years and the executive officers would have received had they worked an additional two years. In addition, the President and executive officers would be entitled to accelerated vesting in other benefit plans upon a change of control or termination without cause. The President would also be indemnified for any impact from excise taxes due under Section 4999 of the Code, while the executive officers would have any benefits limited to avoid excise taxes under Section 4999 of the Code.
In October 2006 and December 2006, the Bank entered into Change of Control Agreements with two additional executive officers of the Bank. These agreements provide for a one-year severance payment upon a change of control that results in a termination of the executives’ employment.
Supplemental Retirement Plans
The Company has entered into supplemental retirement plans with certain executive officers and directors that provide for supplemental benefits commencing with retirement. The present value of estimated future benefits payable is accrued over the required service periods. During 2006, the Company approved the termination of all supplemental plan arrangements with its directors and accrued all termination benefits. For the years ended December 31, 2006, 2005 and 2004, expense attributable to the supplemental retirement plans amounted to $44,000, $40,000 and $30,000, respectively.
In connection with the supplemental retirement plans, the Bank has purchased life insurance policies applicable to the executive officers and Directors included in the plans.
Endorsement Split-Dollar Life Insurance Arrangements
The Company is the sole owner of life insurance policies pertaining to certain of the Company’s executives. The Company has entered into agreements with these executives whereby the Company will pay to the executives’ estates or beneficiaries a portion of the death benefit that the Company will receive as beneficiary of such policies. No liability has been recognized on the consolidated balance sheet for such death benefits. In September 2006, the Emerging Issues Task Force reached a consensus on Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” As a result, effective for fiscal years beginning after December 15, 2007, the Company will be required to recognize a liability for future death benefits, and may choose to retroactively apply the accounting change to all periods presented, or to cumulatively adjust the financial statements as of the beginning of the year of adoption. Management is in the process of evaluating the impact of Issue No. 06-4 on the Company’s consolidated financial statements. See Note 1 — Recent Accounting Pronouncements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
15.	STOCK COMPENSATION PLANS

Slade’s Ferry Bancorp. Stock Option Plan (Stock Option Plan) The Stock Option Plan includes a Discretionary Grant Program and an Automatic Grant Program. The maximum number of shares of common stock issuable over the term of the Stock Option Plan may not exceed 275,625 shares and the maximum aggregate number of shares issuable under both programs in any plan year may not exceed 55,125 shares. The Stock Option Plan expired on March 11, 2006.

Under the Discretionary Grant Program, key employees, including officers, were granted incentive stock options to purchase shares of common stock of the Company. The exercise price per share could not be less than one hundred percent of the fair market value of common stock at the grant date and options became exercisable upon grant. The maximum term of each option was ten years.

The Automatic Grant Program was limited to non-employee directors of the Company or its subsidiary. A non-statutory option for 2,000 shares of common stock was granted each plan year to eligible directors. The exercise price per share was equal to one hundred percent of the fair market value of common stock at the grant date and options became exercisable upon grant. The maximum term of each option was five years. Slade’s Ferry Bancorp. 2004 Equity Incentive Plan (2004 Plan) The maximum number of shares of stock reserved and available for issuance under the 2004 Plan is 300,000 shares, subject to adjustment as provided in the Plan (through the application of certain anti-dilution provisions); provided that not more than 100,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards.

Stock options granted under the 2004 Plan may be either incentive stock options or non-qualified stock options. The exercise price for incentive stock options granted to employees shall not be less than 100 percent of the fair market value at grant date. No stock option shall be exercisable more than 10 years after the date the stock option is granted. Each non-employee director who is serving as director of the Company on the day after each annual meeting of shareholders or any special meeting in lieu thereof, beginning with the 2004 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 2,000 shares of stock with an exercise price equal to the fair market value of the stock on date of grant. No stock option shall be exercisable more than 10 years after the grant date.

Unrestricted Stock Awards may be granted in respect of past services or other valid consideration. Restricted Stock Awards entitle the recipient to acquire, at such purchase price as determined by the Company, shares of stock subject to such restrictions and conditions as the Company may determine at time of grant. A Deferred Stock Award is an award of a restricted unit to a grantee, subject to restrictions and conditions as the Company may determine at the time of grant. If any Restricted Stock Award or Deferred Stock Award granted is intended to qualify as “Performance-based Compensation”, such Award shall comply with provisions as set forth in the 2004 Plan. As of December 31, 2006, no Unrestricted Stock Awards have been granted by the Company.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
STOCK COMPENSATION PLANS (Concluded)
Slade’s Ferry Bancorp. 2004 Equity Incentive Plan (2004 Plan) (Concluded)
The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2006	2005	2004
Expected Dividends	2.0%	1.9%	1.9%
Expected Term	5 years	10 years	9 years
Expected Volatility	24%	28%	27%
Risk-free interest rate	5.1%	4.2%	4.1%
The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.
A summary of options under the Plan as of December 31, 2006, and changes during the year then ended, (shares in thousands) is presented below:

			Weighted
			Average
			Remaining
			Contractual
		Weighted Average	Term	Aggregate
	Shares	Exercise Price	(in years)	Intrinsic Value
Outstanding at January 1, 2006	255	$17.35
Granted	8	18.40
Exercised	(28)	10.89
Forfeited	(2)	18.85
Expired	(2)	9.50

Outstanding at December 31, 2006	231	18.18	4.3	$—

Exercisable at December 31, 2006	199	$18.04	4.1	$—

The weighted-average grant-date fair value of options granted during the years ended December 31, 2006, 2005 and 2004 was $4.56, $6.46, and $6.08, respectively. The total intrinsic value of options exercised during the year ended December 31, 2006 was $200,000.
For the year ended December 31, 2006, stock-based compensation expense applicable to the Plan was $235,000, and the recognized tax benefit related to this expense was $51,000.
As of December 31, 2006, unrecognized stock-based compensation expense related to nonvested options amounted to $61,000. This amount is expected to be recognized during the year ending December 31, 2007. When issuing shares upon the exercise of a stock option, the Company issues new shares from the authorized but unissued pool.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
16.	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates amounting to $10,448,000 at December 31, 2006 and $11,455,000 at December 31, 2005. In addition, the beginning balance was decreased by $4,915,000 to account for certain individuals who are no longer deemed to be related parties and other non-material revisions. During the year ended December 31, 2006, total principal additions were $7,522,000 and total principal payments were $3,614,000.

Deposits from related parties held by the Bank at December 31, 2006 and 2005 amounted to $4,231,000 and $3,867,000, respectively.

17.	RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis.

In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements. At December 31, 2006, the Bank’s retained earnings available for the payment of dividends was $5,474,000. Accordingly, $49,269,000 of the Company’s equity in the net assets of the Bank was restricted at December 31, 2006. Funds available for loans or advances by the Bank to the Company amounted to $10,949,000.

18.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents — The carrying amounts of cash and cash equivalents approximate fair values.

Interest-bearing certificates of deposit with other banks — The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair values. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

Securities — Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans receivable — For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
FAIR VALUE OF FINANCIAL INSTRUMENTS (Concluded)
Deposit liabilities — The fair values disclosed for demand deposits (e.g., interest and noninterest checking, regular and other savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Short-term borrowings — For short-term borrowings maturing within ninety days, carrying values approximate fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.
Long-term borrowings and subordinated debt — The fair values of the Company’s long-term borrowings and subordinated debt are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.
Accrued interest — The carrying amounts of accrued interest approximate fair value.
Off-balance sheet credit-related instruments — Fair values for off-balance-sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing and are not material.
The estimated fair values, and related carrying or notional amounts, of the Company’s financial instruments are as follows:

	December 31,
	2006		2005
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In thousands)
Financial assets:
Cash and cash equivalents	$22,355	$22,355	$20,018	$20,018
Interest-bearing certificates of deposit with other banks	100	100	100	100
Securities available for sale	105,603	105,603	94,298	94,298
Securities held to maturity	24,623	24,219	29,306	28,858
Federal Home Loan Bank stock	6,856	6,856	6,304	6,304
Loans, net	422,370	418,980	409,610	403,712
Accrued interest receivable	2,311	2,311	2,298	2,298

Financial liabilities:
Deposits	424,006	424,008	415,846	415,728
Short-term borrowings	—	—	7,000	7,000
Long-term borrowings	119,058	119,165	100,865	101,035
Subordinated debt	10,310	10,310	10,310	10,310

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
19.	CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

Financial information pertaining only to Slade’s Ferry Bancorp. is as follows:

	December 31,
	2006	2005
	(In thousands)
BALANCE SHEETS
Assets

Cash and cash equivalents	$834	$2,621
Securities available for sale	5,812	5,868
Investment in Bank subsidiary	54,743	50,480
Investment in Trust subsidiary	310	310
Other assets	365	266

Total assets	$62,064	$59,545

Liabilities and Stockholders’ Equity

Subordinated debentures	$10,310	$10,310
Accrued expenses and other liabilities	509	380

Total liabilities	10,819	10,690

Stockholders’ equity	51,245	48,855

Total liabilities and stockholders’ equity	$62,064	$59,545

STATEMENTS OF INCOME

	Years Ended December 31,
	2006	2005	2004
	(In thousands)
Income:
Dividends from Bank subsidiary	$1,125	$1,470	$1,440
Dividends from Trust subsidiary	25	19	10
Interest on investments	243	240	193
Management fee income from subsidiary	54	316	412
Loss on sale of asset	(5)	—	—
Gain (loss) on sale of securities available for sale, net	(18)	—	3

	1,424	2,045	2,058
Operating expenses	(1,731)	(1,256)	(1,143)

Income (loss) before income taxes and equity in undistributed net income of subsidiaries	(307)	789	915
Applicable income tax benefit	(456)	(231)	(175)

	149	1,020	1,090
Equity in undistributed net income of Bank subsidiary	3,470	3,000	2,527

Net income	$3,619	$4,020	$3,617

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Concluded)

	Years Ended December 31,
	2006	2005	2004
		(In thousands)
Cash flows from operating activities:
Net income	$3,619	$4,020	$3,617
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net income of Bank subsidiary	(3,470)	(3,000)	(2,527)
Loss on sale of asset	5	—	—
(Increase) decrease in other assets	(132)	437	(109)
Stock-based compensation	235	—	—
Excess tax benefits from stock-based compensation	82	95	157
Loss (gain) on sales of available-for-sale securities	18	—	(3)
Increase (decrease) in accrued expenses and other liabilities	129	(564)	46

Net cash provided by operating activities	486	988	1,181

Cash flows from investing activities:
Purchases of securities available for sale	(921)	—	(3,183)
Proceeds from maturities of securities available for sale	982	500	—
Investment in Bank subsidiary	—	—	(10,000)
Investment in Trust subsidiary	—	—	(310)
Capital expenditures	(54)	—	(48)

Net cash (used in) provided by investing activities	7	500	(13,541)

Cash flows from financing activities:
Proceeds from issuance of common stock	586	627	710
Stock options exercised	305	316	533
Dividends paid on common stock	(1,506)	(1,481)	(1,453)
Retirement of shares of common stock	—	—	(32)
Purchase of treasury stock	(778)	—	—
Unearned compensation	(887)	—	—
Proceeds from issuance of subordinated debentures	—	—	10,160

Net cash (used in) provided by financing activities	(2,280)	(538)	9,918

Net increase (decrease) in cash and cash equivalents	(1,787)	950	(2,442)
Cash and cash equivalents at beginning of year	2,621	1,671	4,113

Cash and cash equivalents at end of year	$834	$2,621	$1,671

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
20.	QUARTERLY DATA (UNAUDITED)

	Years Ended December 31,
	2006				2005
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	(In thousands, except per share data)
Interest and dividend income	$8,821	$8,693	$8,030	$7,856	$7,691	$7,462	$7,109	$6,657
Interest expense	(4,383)	(4,029)	(3,635)	(3,291)	(3,123)	(2,980)	(2,686)	(2,206)

Net interest income	4,438	4,664	4,395	4,565	4,568	4,482	4,423	4,451
Provision for loan losses	—	—	—	(39)	(58)	(44)	(15)	(50)

Net interest income, after provision for loan losses	4,438	4,664	4,395	4,526	4,510	4,438	4,408	4,401
Noninterest income	767	732	546	703	609	602	540	569
Noninterest expense	(3,462)	(3,738)	(3,952)	(3,750)	(3,277)	(3,682)	(3,622)	(3,315)

Income before income taxes	1,743	1,658	989	1,479	1,842	1,358	1,326	1,655
Provision for income taxes	(700)	(615)	(363)	(572)	(670)	(458)	(478)	(555)

Net income	$1,043	$1,043	$626	$907	$1,172	$900	$848	$1,100

Earnings per common share:
Basic	$0.25	$0.25	$0.15	$0.22	$0.28	$0.22	$0.21	$0.27

Diluted	$0.25	$0.25	$0.15	$0.22	$0.28	$0.22	$0.21	$0.27